CERTIFICATE OF AMENDMENT

                                       TO

                              CERTIFICATE OF TRUST

                                       OF

                          PIONEER LARGE CAP GROWTH FUND

         This Certificate of Amendment, dated May 16, 2001, to the Certificate of Trust, dated March 23, 2000, of Pioneer Large Cap Growth Fund (hereby renamed "Pioneer Market Neutral Fund") (the "Trust") is being duly executed and filed by the person named below as Trustee, to amend the Certificate of Trust filed by the Trust on March 23, 2000 with the Office of the Secretary of State of the State of Delaware.

         1. AMENDMENT. Effective immediately, the name of the Trust is changed from "Pioneer Large Cap Growth Fund" to "Pioneer Market Neutral Fund."


         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date written above.

                                    /s/_________________________
                                    David D. Tripple,
                                    as Trustee and not individually